Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Reports Fourth Quarter and Full Year 2011 Results

Bellevue, WA – February 23, 2012 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected devices, today announced financial results for the fourth quarter and full year ended December 31, 2011. Total revenue for the quarter was $23.4 million, down 15% year-over-year, while total revenue for the full year was $96.8 million, flat year-over-year. The Company generated a net loss for the quarter of $502,000, or $0.05 per share, down 111% year-over-year, and generated a net loss for the full year of $463,000, or $0.04 per share, down 108% year-over-year. The current quarter included a $518,000, or $0.05 per share, impairment charge related to the Company’s previously acquired TestQuest technology and $317,000, or $0.03 per share, in Auction Rate Security-related gains. The year-ago quarter benefited from a large TestQuest sale in the amount of $723,000, or $0.07 per share, and a reversal of deferred tax asset allowances in the amount of $2.6 million, or $0.23 per share. EBITDAS for the quarter was $338,000, or $0.03 per share, down 87% year-over-year, while EBITDAS for the full year was $2.6 million, or $0.24 per share, down 57% year-over-year. The Company’s recently announced acquisition of MPC Data Limited (“MPC”), which closed in September, contributed $1.1 million of revenue for the quarter.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended			Twelve Months Ended
	12/31/2011	12/31/2010	Inc/(Dec)	12/31/2011	12/31/2010	Inc/(Dec)
Revenue:
Third-party Software	$14,444	$18,527	-22%	$62,703	$63,886	-2%
Engineering Services	7,903	6,910	14%	28,533	27,715	3%
Proprietary Software	1,037	2,149	-52%	5,607	5,173	8%

Total Revenue	23,384	27,586	-15%	96,843	96,774	0%

Total Gross Profit	4,288	6,520	-34%	19,449	20,519	-5%
Gross Margins:
Third-party Software	16%	15%	7%	15%	15%	0%
Engineering Services	21%	26%	-19%	22%	24%	-8%
Proprietary Software	23%	93%	-75%	65%	88%	-26%

Total Gross Margin	18%	24%	-25%	20%	21%	-5%

Total Operating Expenses	5,280	4,357	-21%	20,500	16,229	-26%

Net Income (Loss)	$(502)	$4,694	-111%	$(463)	$6,163	-108%

Per Share-Diluted	$(0.05)	$0.42	-112%	$(0.04)	$0.56	-107%

EBITDAS*	$338	$2,542	-87%	$2,563	$5,912	-57%

Per Share-Diluted*	$0.03	$0.23	-87%	$0.24	$0.54	-56%

Cash and Investments**	$18,999	$23,140	-18%	$18,999	$23,140	-18%

Notes:

*	EBITDAS = Earnings before interest, taxes, depreciation, amortization and stock compensation expense. EBITDAS and EBITDAS Per Share–Diluted are non-GAAP measurements (reconciliation provided after financial statement tables).

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

**	Cash and Investments EoQ includes both short and long-term amounts (long-term at 12/31/11 = $875,000).

CEO Commentary

Brian Crowley, chief executive officer of Bsquare, commented on 2011 results and business activity, “In the last year, we have transformed from a company with a presence primarily in North America, to one with engineering capabilities on three continents. Nearly half our employees now work outside of North America. This enables us to match the requirements of a broader base of potential customers and allows us to better service our existing customers by providing our products and services at various price points with local support to customers around the globe. This transformation, coupled with important advancements in our TestQuest and Handset Certification Platform solutions, has set the foundation for growth in 2012 and beyond.”

Mr. Crowley continued, “It was a busy year for us and we made many investments, the potential benefits of which are not yet reflected in our top-line. We are now focused on realizing revenue from these investments and expect to reap other benefits including improvement in service margin. I remain optimistic about our overall business opportunities and believe we have a platform from which we can drive revenue growth and incremental profitability.”

During Q4 and 2011, the Company made progress on many key initiatives, including:

•

The Company released TestQuest 10, a key evolution of TestQuest technology that brings together key strengths from the TestQuest Pro and TestQuest CountDown products. TestQuest 10 also adds new functionality to create a powerful test automation solution that we believe is unsurpassed in the marketplace. The Company is currently in the midst of a focused marketing and selling campaign designed to ramp sales of TestQuest 10 over the next several quarters;

•

The Company revamped its Handset Certification Platform (HCP) business relationship with China Mobile and the mobile operator’s OEMs during the quarter. HCP is now being offered in the form of an annual site license priced 4-6 times higher than the single-seat annual license previously offered. Since modifying the business model, the Company has experienced accelerated OEM adoption with five customers that have signed or committed to sign new HCP annual agreements, and is working with several other OEMs which the Company hopes to sign during Q1 or Q2 of 2012;

•

The Company made steady progress integrating the operations of MPC. All MPC customers have been successfully transitioned and the MPC sales team is now merged with the existing Bsquare sales team in Europe. The acquisition of MPC provides Bsquare with a solid European revenue and customer base, technical and other capabilities needed to grow the Company’s Microsoft licensing operations in Europe, and specific engineering expertise for targeting additional vertical markets including the medical industry;

•

The Company opened its new design center in Beijing, China and expanded its existing design center in Taipei, Taiwan. Bsquare now has approximately 90 employees in Asia, the majority of those being engineers. The Company currently expects to continue to add additional engineering headcount in Asia in 2012 in conjunction with incremental business growth;

•

The Company continued to execute on the previously announced global sales and marketing alliance with Future Electronics, a world-class innovator in the distribution and marketing of semiconductors and passive, interconnect and electro-mechanical components. Together with Future Electronics, the Company signed a global licensing arrangement for Microsoft® Windows Embedded and Windows Mobile software products with a Fortune 100 technology company that management expects will contribute more than $10 million to revenue in 2012; and

•

After the end of the quarter, the Company entered into a new Statement of Work under its existing Microsoft Master Vendor agreement extending the majority of the MyFord Touch engineering team through June 30, 2012. This agreement replaces and extends the work that the Company began working on directly with the Ford Motor Company in 2008.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Financial Commentary on Fourth Quarter Results

•

The decrease in third-party software sales, down $4.1 million, or 22%, was driven by the loss of a significant Microsoft Windows Embedded licensing customer and lower purchasing volumes from several other large Windows Embedded customers whose ordering volumes fell off in 2011 from Q410 and are just now returning to historically normal levels;

•	The increase in service revenue, up $993,000, or 14%, was due to MPC, which contributed $1.1 million in the quarter;

•

The decrease in proprietary software revenue, down $1.1 million, or 52%, was driven by the large $723,000 TestQuest sale which benefited the prior year and a decline in revenue from a number of the Company’s legacy proprietary software products;

•	Service margin declined 19% primarily due to a 6% decline in utilization largely the result of increased Asia engineering capacity to support future growth;

•

Proprietary software margin declined 75% as a result of the TestQuest impairment charge of $518,000. During the quarter, the Company released TestQuest 10, which is based on a redesigned architecture and revamped code base, and made the decision to no longer actively sell the legacy TestQuest products to new customers;

•

The increase in operating expenses, up $923,000, or 21%, was driven by the Company’s international expansion, the MPC acquisition, which increased operating expenses by $260,000, and higher stock compensation expense of $276,000; and

•

Quarter-end cash and investments of $19.0 million, including long-term amounts, were up $1.3 million compared to September 30 and down $4.1 million compared to December 31, 2010. In Q3 and Q4, the Company paid $4.8 million related to the acquisition of MPC, net of cash acquired, of which $1.4 million was paid during Q4. DSO decreased to 53 days in Q4 compared to 59 in Q3.

Outlook

The Company currently has the following expectations for Q1 2012 as compared to the prior quarter:

•

Total revenue is expected to be in the range of $24 million to $26 million. Third-party software sales are expected to increase whereas service and proprietary software revenue are expected to be flat, to up slightly; and

•	Cash and investments are projected to decrease by approximately $500,000 due to negative working capital shifts.

Conference Call

Management will host a conference call today, February 23, 2012, at 5 p.m. Eastern Time (2 p.m. Pacific Standard Time). To access the call dial 1-877-941-8416, or +1 480-629-9808 for international callers, and reference “BSQUARE Corporation Fourth Quarter 2011 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-877-870-5176, or +1 858-384-5517 for international callers; reference pin number 4511628. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, including but not limited to, forecasts for revenue, margins, profitability, cash, investments, and potential impairments, or future and potential sales or projects and expectations with respect to specific customers, geographies or products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our favorable relationship with Microsoft Corporation; risks, uncertainties and changes in financial condition; our ability to execute our product and sales strategies for TestQuest, HCP, and other products and services; our ability to execute on our global sales and marketing alliance with Future Electronics; intellectual property risks; and risks associated with our international expansion, acquisition integration and ongoing operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

Bsquare Contact:	Investor Contact:
Scott Mahan	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorelations@bsquare.com	Brett@haydenir.com

###

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$8,505	$10,814
Short-term investments	9,619	11,329
Accounts receivable, net of allowance for doubtful accounts of $311 at December 31, 2011 and $290 at December 31, 2010	13,403	14,128
Deferred tax assets	520	145
Prepaid expenses and other current assets	1,281	403

Total current assets	33,328	36,819
Long-term investment	—	122

Equipment, furniture and leasehold improvements, net	1,037	653
Restricted cash	875	875
Deferred tax assets	2,302	2,495
Intangible assets, net	1,390	1,049
Goodwill	3,738	—
Other non-current assets	122	83

Total assets	$42,792	$42,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$8,460	$11,132
Accounts payable	695	261
Other accrued expenses	2,330	1,467
Accrued compensation	2,645	2,497
Deferred revenue	1,233	1,417

Total current liabilities	15,363	16,774
Deferred tax liability	210	—
Deferred rent	184	240
Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,874,050 shares issued and outstanding at December 31, 2011 and 10,415,541 shares issued and outstanding at December 31, 2010	127,318	124,716
Accumulated other comprehensive loss	(631)	(445)
Accumulated deficit	(99,652)	(99,189)

Total shareholders’ equity	27,035	25,082

Total liabilities and shareholders’ equity	$42,792	$42,096

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year Ended December 31,
	2011	2010
Revenue:
Software	$68,310	$69,059
Service	28,533	27,715

Total revenue	96,843	96,774

Cost of revenue:
Software	55,110	55,207
Service	22,284	21,048

Total cost of revenue	77,394	76,255

Gross profit	19,449	20,519

Operating expenses:
Selling, general and administrative	16,667	12,850
Research and development	3,833	3,379

Total operating expenses	20,500	16,229

Income (loss) from operations	(1,051)	4,290
Other income (expense), net	422	(504)

Income (loss) before income taxes	(629)	3,786
Income tax benefit	166	2,377

Net income (loss)	$(463)	$6,163

Basic income (loss) per share	$(0.04)	$0.60

Diluted income (loss) per share	$(0.04)	$0.56

Shares used in calculation of income (loss) per share:
Basic	10,594	10,192

Diluted	10,594	10,912

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share amounts) (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
EBITDAS:
Net income (loss) as reported	$(502)	$4,694	$(463)	$6,163
Income tax benefit	(153)	(2,558)	(166)	(2,377)
Other income (expense), net	(337)	27	(422)	504
Depreciation and amortization	837	172	1,436	861
Stock-based compensation expense	493	207	2,178	761

EBITDAS (1)	$338	$2,542	$2,563	$5,912

EBITDAS per diluted share (1)	$0.03	$0.23	$0.24	$0.54

Diluted Shares	11,006	11,072	10,594	10,912

(1)	EBITDAS and EBITDAS per diluted share are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDAS is defined as net income (loss) before income taxes, other income (expense), net, depreciation expense on our fixed assets, amortization expense (including impairment) on our intangible assets, and stock-based compensation. EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDAS is not defined by GAAP. However, the Company regards EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999